Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE DISTRIBUTION

Contact:	Robert L. G. White
President and CEO
Phone: 908/206-3700

TRANSTECHNOLOGY REPORTS FISCAL 2007
FIRST QUARTER RESULTS
Strong sales, operational improvements and recapitalization reflected in fiscal 2007 first quarter results
Union, New Jersey — July 19, 2006 — TransTechnology Corporation (OTC: TTLG) today reported that fiscal first quarter 2007 operating income increased 8% to $2.7 million from $2.5 million in the prior-year period. Net income for the first quarter of fiscal 2007 was $18 thousand compared to $201 thousand for the first quarter of fiscal 2006 or $.03 per diluted share. Sales of $16.2 million were up 25% from $13.0 million in the first quarter a year ago. The first quarter of fiscal 2007 includes a pre-tax charge of $1.3 million or $0.09 per diluted share after taxes from charges related to the May refinancing of the Company’s debt. Adjusted EBITDA, as described under Non-GAAP Financial Measures in this press release, for the first quarter of fiscal 2007 rose 9% to $3.0 million from last year’s $2.8 million.
New orders received during the first quarter were $47.6 million compared with $13.8 million in the prior fiscal year’s first quarter. The Company’s book-to-bill ratio for the first quarter was 2.9, compared with 1.1 in last year’s first quarter and 1.9 for the full fiscal year 2006. The Company’s backlog increased during the first three months of fiscal 2007 to $122.4 million from $91.2 million at the end of fiscal 2006 and $35.9 million one year ago. The new orders received in the first quarter of fiscal 2007 included $21.5 million of orders related to the Airbus A400M Military Transport Aircraft which is expected to commence shipping in calendar year 2009 and continue through 2020.
Robert L. G. White, Chief Executive Officer of the Company, said, “During the first quarter, we continued to realize the benefits of the major initiatives in the Company’s operations which we started two years ago. Gross margin for the first quarter was 45.7% compared to 43.4% in last year’s same quarter. This strong performance at the gross margin line was fueled by improved profitability in two thirds of the product line sales in fiscal 2007 with overhaul and repair gross margins posting increases of approximately ten percentage points. Hoist and winch new equipment and spare parts sales accounted for the majority of the increased sales. Selling, general and administrative expenses increased $1.6 million, or 50%, from last year’s first quarter. Approximately half of this increase is attributable to planned increased engineering costs related to the contract for the Airbus A400M Military Transport Aircraft with the remainder mainly involving increased spending for marketing and the depreciation of our ERP system placed in service in the third quarter of fiscal 2006. Interest expense for the quarter was down $0.9 million resulting from the paydown of debt using the proceeds from the issuance of 2.5
700 Liberty Avenue • P.O. Box 3300 • Union • New Jersey 07083
Tel. 908.688.2440 • Fax 908.686.7485 • www.transtechnology.com

TransTechnology Corporation — July 19, 2006 Fiscal 2007 First Quarter Earnings Release	Page 2 of 4

million shares of common stock in the fourth quarter of fiscal 2006 and the refinancing of the remaining debt in the first quarter of fiscal 2007.”
Outlook for fiscal 2007 unchanged
Mr. White concluded, “We believe that we have a sense of momentum in every part of our organization. Our bookings rate is up, and our overhaul and repair operation is operating well, and our overall gross margin is strong. Our SG&A costs will continue to be higher than last year driven mainly by the efforts necessary for the Airbus contract. However, this is in line with our plan and we expect to be able to meet our previously stated targets for fiscal 2007 of $70.0 million in sales, and adjusted EBITDA of $14.0 million. Our primary focus for the remainder of fiscal 2007, includes the continued pursuit of new hoist, winch, and weapons handling systems sales on a global basis to provide a solid base upon which to build value for our shareholders.”
TransTechnology Corporation (http://www.transtechnology.com) operating as Breeze-Eastern (http://www.breeze-eastern.com) is the world’s leading designer and manufacturer of sophisticated lifting devices for military and civilian aircraft, including rescue hoists, cargo hooks, and weapons-lifting systems. The company, which employs approximately 195 people at its facility in Union, New Jersey, reported sales from continuing operations of $64.4 million in the fiscal year ended March 31, 2006.
Non—GAAP Financial Measures
In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (GAAP), the Company also discloses operating income (gross profit less general, administrative and selling expenses) and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, interest and other income/expense and loss on extinguishment of debt) which are non-GAAP measures. Management believes that providing this additional information is useful to investors, as it provides more direct information regarding the Company’s ability to meet debt service requirements so that investors may better assess and understand the Company’s underlying operating performance. The Company does not intend for the additional information to be considered in isolation or as a substitute for GAAP measures. A reconciliation of (i) adjusted EBITDA to reported net income and (ii) operating income to gross profit are set forth following the balance sheet information contained in this press release.

TransTechnology Corporation — July 19, 2006 Fiscal 2007 First Quarter Earnings Release	Page 3 of 4

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Acts”). Any statements contained herein that are not statements of historical fact are deemed to be forward-looking statements.
The forward-looking statements in this press release are based on current beliefs, estimates and assumptions concerning the operations, future results, and prospects of the Company. As actual operations and results may materially differ from those assumed in forward-looking statements, there is no assurance that forward-looking statements will prove to be accurate. Forward-looking statements are subject to the safe harbors created in the Acts.
Any number of factors could affect future operations and results, including, without limitation competition from other companies; changes in applicable laws, rules and regulations affecting the Company in the locations in which it conducts its business; the availability of equity and/or debt financing in the amounts and on the terms necessary to support the Company’s future business; interest rate trends; the Company’s ability to provide a trading venue for its shares; determination by the Company to dispose of or acquire additional assets; general industry and economic conditions; events impacting the U.S. and world financial markets and economies; and those specific risks that are discussed in the Company’s previously filed Annual Report on Form 10-K for the fiscal year ended March 31, 2006.
The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information or future events.

TransTechnology Corporation — July 19, 2006 Fiscal 2007 First Quarter Earnings Release	Page 4 of 4

TransTechnology Corporation
STATEMENTS OF CONSOLIDATED OPERATIONS
(In Thousands of Dollars Except Share Data)

	Three Months Ended
	7/2/06	6/26/05

Net sales	$16,242	$12,982
Cost of sales	8,817	7,345

Gross profit	7,425	5,637

General, administrative and selling expenses	4,746	3,154
Interest expense	1,269	2,195
Interest and other (income) expense-net	49	(37)
Loss on extinguishment of debt	1,331	—

Income before income taxes	30	325

Provision for income taxes	12	124

Net income	$18	$201

Basic earnings per share:
Net income	$0.00	$0.03

Diluted earnings per share:
Net income	$0.00	$0.03

Weighted average basic shares	9,230,000	6,698,000
Weighted average diluted shares	9,314,000	6,729,000
BALANCE SHEET INFORMATION

	7/2/06	3/31/06

Current assets	$35,600	$38,369
Property, plant and equipment — net	4,672	4,810
Other assets	38,324	38,766

Total assets	$78,596	$81,945

Current portion of long-term debt and short term borrowings	$8,115	$4,562
Other current liabilities	12,070	16,707

Total current liabilities	20,185	21,269
Long-term debt	36,755	39,415
Other non-current liabilities	9,181	8,933
Stockholders’ equity	12,475	12,328

Total liabilities and stockholders’ equity	$78,596	$81,945

TransTechnology Corporation — July 19, 2006 Fiscal 2007 First Quarter Earnings Release	Page 5 of 4

Reconciliation of Reported Income to Adjusted EBITDA

	Three Months Ended
	7/2/06	6/26/05

Net sales	$16,242	$12,982
Cost of sales	8,817	7,345

Gross profit	7,425	5,637

General, administrative and selling expenses	4,746	3,154

Operating income	2,679	2,483

Add back: depreciation and amortization	345	295

Adjusted EBITDA	$3,024	$2,778

Net income	$18	$201
Provision for income taxes	12	124
Depreciation and amortization	345	295
Interest expense	1,269	2,195
Interest and other (income) expense —net	49	(37)
Loss on extinguishment of debt	1,331	—

Adjusted EBITDA	$3,024	$2,778

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